Exhibit 5.2

February 25, 2011

Board of Directors

Triangle Petroleum Corporation

1625 Broadway, Suite 780

Denver, CO 80202

Re:	Triangle Petroleum Corporation

Amendment No. 1 to Shelf Registration Statement on Form S-3

Gentlemen:

We have acted as special Nevada legal counsel to Triangle Petroleum Corporation, a Nevada corporation (the “Company”), in connection with the shelf registration statement on Form S-3 filed on January 31, 2011 by the Company and the first amendment thereto (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of common stock, par value $0.00001 per share (the “Common Shares”); (ii) unsecured senior debt securities or subordinated debt securities (the “Debt Securities”) in one or more distinct series under one or more indentures relating to the Debt Securities (each an “Indenture”), proposed to be entered into between the Company and the trustee to be named therein (the “Trustee”); (iii) warrants (the “Warrants”) to purchase Common Shares pursuant to one or more warrant agreements proposed to be entered into between the Company and warrant agents to be named therein; (iv) stock purchase contracts of the Company (the “Stock Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from such holders, Common Shares at a future date or dates, which may be issued under one or more purchase contract agreements proposed to be entered into by the Company and a purchase contract agent or agents to be named therein; and (vi) such indeterminate number of Common Shares and amount of Debt Securities, as may be issued upon conversion, exchange or exercise of any Debt Securities, Warrants or the settlement of any Stock Purchase Contracts, including such Common Shares as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, “Indeterminate Securities”). The Common Shares, Debt Securities, Warrants, Stock Purchase Contracts and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

Board of Directors

Triangle Petroleum Corporation

February 25, 2011

This opinion letter is furnished to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) The Registration Statement.

(b)	The Articles of Incorporation filed with the Secretary of State of the State of Nevada on December 11, 2003 (the “Articles”), as amended by a Certificate of Amendment to the Articles filed with the Secretary of State of the State of Nevada on May 10, 2005, by a Certificate of Amendment to the Articles filed with the Secretary of State of the State of Nevada on July 10, 2009, and by a Certificate of Amendment filed with the Secretary of State of the State of Nevada on November 2, 2010 and effective on November 4, 2010 (the Articles, together with the Certificates of Amendment referenced herein, are referred to as the “Amended Articles”).

(c)	The Second Amended and Restated By-laws of the Company as adopted by the Board of Directors of the Company on October 10, 2010 and effective as of November 2, 2010 and certified by Jonathan Samuels, Chief Financial Officer and Corporate Secretary of the Company (the “By-laws”).

(d)	Certain resolutions of the Company’s board of directors (the “Board of Directors”), adopted on December 30, 2010, relating to the registration of the Offered Securities and the filing of the shelf registration statement on Form S-3 with the Commission.

(e)	An Opinion Certificate dated February 25, 2011 executed by Jonathan Samuels, Chief Financial Officer, Secretary and Director of the Company (the “Opinion Certificate”).

(f)	A short form Certificate of Existence with Status in Good Standing issued by the Nevada Secretary of State on February 14, 2011.

(g)	Such other agreements, instruments and documents as we deem appropriate to render the opinion hereinafter expressed.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we

Board of Directors

Triangle Petroleum Corporation

February 25, 2011

have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

As to all matters of law, this opinion letter is based solely upon the applicable provisions of the State of Nevada’s Private Corporations statutory provisions (Chapter 78 of the Nevada Revised Statutes, as amended) (“NRS Chapter 78”), but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the State of Nevada level. As used herein, “NRS Chapter 78” includes the statutory provisions contained therein; any applicable provisions of the Nevada Constitution; and any applicable reported judicial decisions interpreting these laws.

We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein).

Assumptions

In rendering the opinion set forth herein, we have, with your consent, assumed: (a) the Company’s compliance with all state and U.S. federal securities laws and regulations applicable to the issuance of the Common Shares; (b) that the Amended Articles have not been amended since November 2, 2010; (c) that the By-laws have not been amended since November 2, 2010; and (d) that we may rely upon the Opinion Certificate for purposes of this opinion letter.

Wherever our opinions herein with respect to the existence or absence of facts is indicated to be based upon our knowledge or awareness, it is intended to signify that during the course of our limited representation of the Company as its special Nevada legal counsel, as herein described, no information has come to the attention of those attorneys at Jones Vargas, Chartered (“Jones Vargas”) that have directly worked on this matter, that would give us actual knowledge of the existence or absence of such facts. We have not undertaken an independent investigation to determine the existence or absence of such facts, and material information as to such matters may not have come to our attention during the course of our representation of the Company. Accordingly, no inference as to our knowledge of the existence or absence of such facts should be drawn from our special and limited representation of the Company.

Opinion

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that with respect to the Offered Securities, when:

(i)	the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act;

Board of Directors

Triangle Petroleum Corporation

February 25, 2011

(ii)	an appropriate prospectus supplement or term sheet with respect to the Offered Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;

(iii)	if the Offered Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities has been duly authorized, executed and delivered by the Company and the other parties thereto;

(iv)	the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Securities and related matters;

(v)	terms of the issuance and sale of the Offered Securities have been duly established and are then in conformity with the Amended Articles and the By-laws so as not to violate any applicable law, the Amended Articles or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

(vi)	if certificated, certificates in the form required under NRS Chapter 78 representing the shares of the Common Shares are duly executed and countersigned; and

(vii)	the shares of the Common Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor,

the Common Shares (including any Common Shares duly issued upon conversion, exchange or exercise of any Debt Securities or Warrants, the settlement of any Stock Purchase Contracts or the issuance of any Indeterminate Securities), when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will result in the Common Shares being duly authorized, validly issued, fully paid and non-assessable (provided that the consideration therefor is not less than $0.00001 per Common Share).

Limitation and Qualifications

The opinion expressed herein is further subject to the following qualifications:

(a) Our opinion is not a prediction of what a particular court (including an appellate court) reaching the issue on the merits would hold but instead is our opinion as to the proper result to be reached by a court applying existing legal rules to the facts as we understand them to be.

Board of Directors

Triangle Petroleum Corporation

February 25, 2011

(b) This opinion letter is based upon and relies upon the current status of the laws of the State of Nevada and our opinion is limited thereto. We do not opine to matters governed by future legislation or case law, and we do not undertake any obligation to update this opinion letter.

(c) This opinion letter is based on our review of certain corporate documents and does not consider or extend to any documents (including, without limitation, any offering documents which we have not reviewed), agreements, representations or any other material of any kind not specifically mentioned above, and this opinion letter should in no way be considered as inclusive of any matters not set out herein.

(d) We express no opinion as to any matters relating to the business, affairs or condition (financial or otherwise) of the Company, and no inference should be drawn that we have expressed any opinion on matters relating to the ability of the Company to perform its obligations described herein.

(e) In this opinion letter, the words “including,” “such as,” “for example,” and words to similar effect shall be construed as if followed by the words “without limitation” and the word “person” includes a natural person as well as an entity.

(f) The opinion expressed in this opinion letter is limited to the matters expressly set forth in this opinion letter, and no other opinion shall be inferred or implied beyond the matters expressly stated herein.

We are admitted to the practice of law in the State of Nevada, and our opinions are limited to matters under or involving the laws of the State of Nevada, including NRS Chapter 78 as currently in effect (except for gaming, securities, or so-called “Blue Sky” state securities laws, on which we do not express any opinion except as expressly set forth herein). We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the State of Nevada, as those laws presently exist.

This opinion letter is issued in the State of Nevada; and, by issuing this opinion letter, Jones Vargas shall not be deemed to be transacting business in any other state, foreign country or jurisdiction. Furthermore, by issuing this opinion letter to the addressee hereof, Jones Vargas does not consent to the jurisdiction of any state but the State of Nevada, or any foreign country or jurisdiction, and any claim or cause of action arising out of the opinion expressed herein and this opinion letter must be brought in the State of Nevada.

The opinion expressed in this opinion letter is given solely for the benefit of the Company, and may not be relied upon, in whole or in part, by any other party for any purpose or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. The opinion is rendered as of the date hereof, and we express no opinion as to circumstances or events that may occur subsequent to such date. This opinion letter is not to be construed as a guaranty, nor is it a warranty that a court considering such matter would not rule in any manner contrary to the opinion set forth above.

Board of Directors

Triangle Petroleum Corporation

February 25, 2011

Furthermore, we do not undertake the obligation to supplement or update this opinion letter if any applicable laws or facts, or our knowledge of applicable laws or facts, change in any manner.

This opinion letter has been prepared and may be used by the Company as an exhibit in connection with the filing of Form S-3 with the Commission, and we hereby consent to the filing of this opinion letter as Exhibit 5.2 to the above-described Form S-3. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Jones Vargas

JONES VARGAS